ITEM 77C - SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
FEDERATED PREMIER MUNICIPAL INCOME FUND
An Annual Meeting of Fund shareholders (Common Shares and Preferred Shares) was held on September 23, 2005. On July 13, 2005, the record date for shareholders voting at the meeting, there were 6,117,994 total outstanding shares. The following item was considered by shareholders and the results of their voting are listed below. Unless otherwise noted, each matter was approved.
ELECTION OF FOUR CLASS II TRUSTEES - COMMON SHARES AND PREFERRED SHARES:
1. J. Christopher Donahue
For

Withheld
Authority
to Vote
5,885,061

44,912
2. Nicholas P. Constantakis
For

Withheld
Authority
to Vote
5,887,894

52,079
3. John F. Cunningham
For

Withheld
Authority
to Vote
5,879,894

50,079
4. Marjorie P. Smuts
For

Withheld
Authority
to Vote
5,877,394

52,579

An Annual Meeting of Fund shareholders (Preferred Shares) was held on September 23, 2005. On July 13, 2005, the record date for shareholders voting at the meeting, there were 2,147 outstanding Preferred Shares. The following item was considered by shareholders and the results of their voting are listed below. Unless otherwise noted, each matter was approved.
ELECTION OF TWO TRUSTEES- PREFERRED SHARES ONLY:
1. Peter E. Madden
For

Withheld
Authority
to Vote
2,066

5
2. John S. Walsh
For

Withheld
Authority
to Vote
2,066

5
The following Trustees of the Fund continued their terms as Trustees of the
Fund: John F. Donahue, Thomas G. Bigley, John T. Conroy, Jr., Lawrence D. Ellis, M.D., Charles F. Mansfield, Jr., and John E. Murray, Jr., J.D.


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